Comerica Incorporated
2016 Annual Meeting of Shareholders
Remarks of
Ralph W. Babb Jr.
Chairman and CEO
Comerica Incorporated and Comerica Bank
(Slide 2)
John D. Buchanan, Executive Vice President-Governance, Regulatory Relations and Legal Affairs, and Corporate Secretary:
Before our Chairman begins his remarks on Comerica's financial results, let me remind you that his presentation and remarks today may contain forward-looking statements. In that regard, you should be mindful of the risks and uncertainties that can cause actual results to vary materially from expectations. On the screen beside me, you can see our safe harbor statement, which identifies forward-looking statements and important factors that could cause actual results to differ materially from those in the forward-looking statements. The safe harbor statement is incorporated by reference into this presentation. Copies of the safe harbor statement are available at the desk in the back of the room for anyone who would like them. Forward-looking statements that meet the Securities and Exchange Commission’s criteria are protected against private litigation liability under the federal securities laws. Forward-looking statements speak only as of today’s date, and we undertake no obligation to update any forward-looking statements. Also, reconcilements of non-GAAP financial measures can be found in our presentation slides, which are available on our website at www.comerica.com.
Mr. Chairman, I will now turn the floor over to you.
Ralph W. Babb, Jr., Chairman and CEO:
Good morning and thank you for joining us.
(Slide 3)
Comerica was founded 166 years ago and our relationship focus has helped us navigate through many economic cycles, including the current one. We have the products and services of a large bank, with the culture and nimble approach of a community bank. Our geographic footprint is well situated and provides diversity and significant growth opportunities. Comerica’s business model is weighted towards commercial banking through our Business Bank.
This is complemented by our Retail Bank and Wealth Management, which assist us in growing and developing full, long-term relationships. We strive to be the trusted advisor to our clients and are committed to serving them for generations to come. By firmly grasping their financial goals, we are positioned to provide a wide array of financial products and services to assist them in being successful.
Our Business Bank is national-class, and we are a trusted advisor with long-tenured employees who have deep expertise in the businesses they serve. Many of our high-caliber clients have banked with us for generations, and beyond serving their business needs, we have integrated our strong retail and wealth management capabilities to further cement these relationships.
We serve industries and markets we know and understand, providing products and services our clients require and value, while maintaining our pricing and risk management discipline.
(Slide 4)
Based on these strengths, we are focused on continuing to drive growth in loans, deposits and fee income by providing high-quality financial services.
While driving for growth, we maintain a conservative credit culture, which has resulted in superior credit metrics relative to our peers through the cycle. We have been carefully managing costs while facing a number of headwinds. And, we are currently undertaking a more intense review of our revenue and expense base. I’ll talk about this in some more detail in a bit. Finally, our capital position is solid and we consistently have been able to return excess capital to our shareholders through buybacks and dividends.
While our business model has served us well, we know that we must regularly examine, refine and adapt our model. As I discussed on our first quarter earnings call last Tuesday, we are moving with urgency to enhance shareholder value. I, and the rest of the Comerica Board, know that we must earn our right to remain independent every day. We operate Comerica for the ultimate benefit of our shareholders, and all of our actions will be directed to maximize value, while not compromising our commitment to our clients, our culture, regulatory standing, responsible underwriting and strong risk management.
With the best interests of Comerica and our shareholders in mind, executive management and our Board routinely review strategic alternatives.
We are confident that our strategy, when combined with the expense and revenue initiative we have currently under way, will drive significantly improved returns for our shareholders over the years to come and take us a long way to a double digit return on equity.
That said, if other strategic alternatives present themselves that are realistic, achievable and will maximize shareholder value, we will consider them. However, as I indicated last week, it’s important to realize that whenever you’re considering any strategic alternative there are a number of factors, including timing, economic developments and industry conditions that must all be taken into account.
(Slide 5)
Now turning to some of our 2015 significant financial accomplishments…
Our focus on relationships resulted in good balance sheet growth in 2015. Average loans increased $2 billion, or 4 percent, to $48.6 billion. And, average deposits increased $3.5 billion, or 6 percent, to a record $58.3 billion.
We had a $34 million, or 2 percent, increase in net interest income in 2015, primarily the result of our solid loan growth.
Overall, noninterest expenses were well controlled, even while absorbing higher technology, regulatory and pension expenses. We also had strong credit quality, with net charge-offs of 21 basis points.
With respect to capital, through dividends and equity repurchases, we returned $389 million, or 75 percent, of 2015 net income to shareholders reflecting our strong capital position.
Finally, our tangible book value per share increased 4 percent over 2014, to $39.33, as we continue to focus on creating long-term shareholder value.
(Slide 6)
This next slide shows our performance compared to our peers on several key metrics. Note how we outperformed the peer averages with strong noninterest-bearing deposit growth, better asset growth and strong capital levels. Our tight control of costs and focus on productivity resulted in a superior expense to earning assets ratio, and in fact, on this ratio, we were better than all but one of our peers.
This is also reflected in the fact that our compensation expense increased at almost half the rate as the average of our peers in 2015.
(Slide 7)
The experience and expertise of our management team members are crucial to our success. There’s a good balance of relative newcomers, who provide fresh ideas and challenge the status quo, with others who have decades of service with Comerica, which helps preserve our strong culture. Last year following this meeting, Curt Farmer was appointed President. His responsibilities were broadened to include the Business Bank, so all revenue generating activities fall under him. We are proud of the depth and breadth of our management team.
(Slide 8)
As I mentioned a moment ago, our management team and board are focused on serving the interests of Comerica’s shareholders.
We believe our corporate governance structure fosters Board alignment with our shareholders, and we are committed to regularly reexamining our governance structure to ensure it remains state-of-the-art and shareholder friendly.
We believe outside observers concur with our view of our governance-as just one example, the proxy advisory firm ISS has given us a “1” quickscore corporate governance rating. This is the best and lowest risk rating they give and is based on an evaluation of board structure, shareholder rights, compensation practices, and audit history and practices. We are proud of our commitment to good governance and firmly believe it is the right thing to do for our shareholders.
We have a diverse board with wide-ranging expertise, experience and qualifications. Eight of our nine directors are independent, and all key board committees are composed 100 percent of independent directors. All directors are elected annually. There is an annual self-evaluation of the board and its committees, which we believe is important for accountability. We have a board-elected, lead facilitating director, Richard Lindner.
Rick also leads the Governance, Compensation and Nominating Committee, which, along with the full Board, regularly review succession plans for key officers of Comerica.
That committee also administers the 2016 Management Incentive Plan, or MIP, which shareholders approved today. The committee sets performance goals under the MIP, which may include earnings per share, returns, income, expenses, capital levels, loan growth, stock price, and customer satisfaction reports, among others. The performance goals are based on an absolute set target or on our performance relative to peers.
(Slide 9)
Turning to the next slide and continuing the topic of compensation… Our compensation programs are structured to retain and motivate our senior officers, as well as align pay with performance. Over the last several years, we have utilized feedback from shareholders, as well as input from our regulators, to further refine our incentive programs.
Last year, reflecting the challenging business environment, our key senior leaders did not receive the normal merit increase or three-year incentive payment. In addition, the annual cash incentive plan funded below target and was lower than prior years. Performance pay for 2015 clearly demonstrates our discipline and reflects our strong alignment with shareholders.
(Slide 10)
As I already mentioned, we have a strong, diverse and independent board of directors, with a mix of industry, financial and leadership backgrounds. We believe it’s important to have directors with deep knowledge of the Company given both the highly regulated nature of the industry as well as its cyclicality. This continuity and experience also provides credibility with our regulators.
At the same time, the Board regularly assesses and reviews the skills and mix of expertise to ensure that they continue to provide a competitive advantage for Comerica. We believe it is important for Boards to refresh themselves periodically, just as we did in the midst of the financial crisis.
(Slide 11)
Turning to our commercial lending focus…We are a business bank at our core, and our success is reflected in the fact that we are the 11th largest commercial lender in the U.S., with one of the highest percentage of business loans in the industry. We have 17 distinct lines of business within the Business Bank, which are led by managers with an average tenure of 25 years.
This demonstrates the depth and breadth of our expertise, as well as the seasoned management team we have in place. We also have a strong Treasury Management platform, with an improved merchant bank card offering and are one of the top commercial card issuers. The customized nature of commercial banking fosters loyal customer relationships, with multiple fee generating products and sticky deposits. We believe our model is well aligned with growth opportunities in the banking sector.
(Slide 12)
Geographic balance is a key to our long-term growth strategy. Our unique footprint provides us with a strong presence in the major metropolitan areas of Texas, California and Michigan. Our footprint also balances our loan portfolio, reducing risk, and it provides important counterbalances for us as economic conditions change. For example, as Texas faced headwinds due to low oil and gas prices, the economies of Michigan and California had many segments that benefit from lower commodity prices, including the auto industry and consumer spending, generally.

You can see the diversity of our loan portfolios in each of our three primary markets and we have highlighted the largest business lines in each market, such as Energy in Texas, and Technology and Life Sciences in California. At the same time, you will note that the largest business line in each market is General Middle Market, which is our “bread and butter” - an area where our experience and expertise, we believe, is unmatched by others. We intend to continue shifting our earning asset mix in favor of this business line, as well as several sector niches, which provide better overall returns.
(Slide 13)
While our markets are not contiguous, they are seamless. Comerica Bank operates as ‘one bank’ with one charter and one primary regulator. Our systems are integrated across our footprint. A single platform provides significant synergies and is highly efficient and cost effective. While we operate in three distinct markets, each with its own characteristics - you can see some of them here - we do so as one bank.
(Slide 14)
We are not a mass market bank with branches on every corner. We like to say we have banking centers on the right corners - with the right mix of middle market and small businesses, entrepreneurs and consumers who appreciate a bank with large resources, but the touch and feel of a small, community bank.
Since our business model is focused on commercial banking, we require fewer branches to help us with our deposit gathering, which leads to having higher deposits per banking center, as you can see on the left part of this slide. We regularly review our banking center network to ensure we have the optimum number and locations to meet the needs of our customers who appreciate this delivery channel. As you can see, we have carefully pruned the network over the last several years.
(Slide 15)
Comerica has a culture of prudent expense management and for years we were able to reduce expenses. By carefully managing expenses and our workforce, we have been able to drive efficiency, while growing assets, loans and deposits as you can see in the chart on the right.
Also, as illustrated on the bottom of the slide, our efficiency, as measured by loans and deposits per employee, has consistently performed better than the average of our peer group and has steadily increased.

(Slide 16)
As you all know, we have been managing in an extremely low rate environment along with a slow growing economy, a host of increasing regulatory and technology demands, and, more recently, the energy cycle headwinds. We have taken actions to reduce costs, including optimizing our vendor base and reducing real estate. These efforts have yielded results, but they are not enough.
As I announced on our earnings call last week, we have initiated an aggressive review of our expense and revenue base, which we expect will take us a long way to a double digit return on equity. While rising rates can provide a significant benefit, we are neither waiting nor relying on that to drive improved returns.
To help us in these efforts, we have engaged Boston Consulting Group, a globally recognized management consulting firm that is very familiar with the range of challenges the U.S. banking industry is facing.
While this process is in the very early stages, we fully expect to identify meaningful opportunities to operate more efficiently and lower expenses, as well as drive increased revenue, even in the current environment. We are taking a timely, yet comprehensive and thoughtful approach to executing this type of program, with the goal of building a stronger, more competitive and more profitable organization. Importantly, we believe the actions we ultimately will take will ensure that we remain a strong partner and trusted advisor for our clients for many years to come.
I want to be very clear on this. The emphasis of the engagement with BCG is not to preordain or limit the recommendations or results, but instead to assist us as we examine all realistic and achievable revenue and expense initiatives to create shareholder value. Given the breadth of the review, we plan to provide more information around the opportunities identified by the next quarterly earnings call.
It would be disingenuous to take a shortcut and promise something more than a substantial update on the second quarter earnings call, as rushing a report would mean giving short shrift to the initiative. It is being pursued urgently and is the top priority of the board and the executive team.
We intend to deliver to our shareholders as soon as practical a broad, enterprise-wide plan, designed to help reach tangible targets. We are committed to getting this review done comprehensively and effectively. And will pursue the initiatives we announce as quickly as possible.
Before moving on, I would like to make one clarifying point. Every year for the past several years, we have developed and reviewed multiple opportunities to increase efficiencies and our revenue stream. The onboarding of Boston Consulting Group is an extension of this ongoing effort and they serve to help us find more opportunities, and extend both the scope and the ranges of those opportunities wherever possible, using their industry wide experience.
(Slide 17)
As mentioned earlier, we maintain a conservative credit culture, which has resulted in superior credit metrics relative to our peers through the cycle as shown in the top two charts. I’d also point out that through the cycle, very few of our Criticized loans turned into actual losses, as you can see in the bottom left chart. Finally, as shown in the table, aside from energy, our overall credit picture remains strong.
Importantly, despite the impact of the current oil and gas cycle, we are seeing no noteworthy deterioration in our Texas portfolio, outside of our energy book.
(Slide 18)
Our Energy portfolio represents 6 percent of our total loans.
We have extensive knowledge of Energy lending and have refined our strategy over our 30-plus year history in this sector. Also, we maintain a granular portfolio with about 200 customers. The portfolio is weighted to E&P customers by design as they typically are better equipped to weather a cycle. And only 14 percent of our loans are with Energy Services, which generally are hit the hardest when drilling slows.
Our customer base is primarily well established, larger middle market sized companies. We have a robust energy credit policy, which includes parameters for engineering review, well and field diversity, hedging requirements, and conservative pricing assumptions used to monitor collateral values. More than 95 percent of our energy loans have security. Energy companies tend to have larger financing needs and we maintain conservative hold limits. Therefore, about 95 percent of our energy loans are Shared National Credits.
We spent a significant amount of time discussing energy on our earnings call last week and the point I want to stress today is that despite the increase in the provision, our fundamental view on the energy sector has not changed significantly. While the current oil and gas cycle presents a challenge, we believe with our reserve allocation now at nearly 8 percent of energy loans, we are adequately reserved. Furthermore, keep in mind, those reserves may not turn into ultimate losses.
All that being said, with every cycle, including this one, there are lessons to be learned that we plan to apply to this business, going forward. This includes having a relatively smaller energy portfolio in the future, so that we can more easily withstand the tremendous volatility that is common in this sector.
(Slide 19)
Our revenue, and that of most banks, has been impacted by the persistent, low interest rate environment. Our balance sheet is more sensitive to movement in interest rates than most of our peers. This is because our loan portfolio represents over two-thirds of our total assets, and about 85 percent of our loans are floating rate.
Since 50 percent of our deposits are noninterest-bearing, they are not impacted by rate movement.
As rates rise, our loan portfolio reprices quickly. We believe the year-over-year benefit to net interest income from the December rate hike to be about $90 million, assuming deposit pricing continues to remain stable.
The table on this slide gives some estimated additional upside to net interest income over the annual period following a rate rise. For example, if the Federal Reserve raises its rates 25 basis points, and our deposit prices begin to move with that rise at a 25 percent beta, we believe we would gain about $70 million more in annualized net interest income. Of course, our interest rate sensitivities are based on many assumptions, not just deposit pricing assumptions. In any case, we remain well positioned for rising rates.
(Slide 20)
“Involvement” is a core value at Comerica, and our steadfast commitment to the communities we serve was underscored in 2015.
We contributed nearly $9 million to local not-for-profit organizations in our markets in 2015, and our employees raised more than $2.1 million for the United Way and Black United Fund. Comerica employees also donated their personal time and talents, nearly 74,000 hours, to make a positive difference in our local communities.
Our signature community “Shred Day” events continue to serve as an effective and highly visible signature community service, public education and branding campaign throughout our markets.
Between our Shred Day events in Dallas, Houston and Phoenix, we have shredded nearly 1.9 million pounds of sensitive paper documents, keeping that paper out of local landfills and away from identity thieves, while providing nearly 400,000 meals for local food banks since 2011.

We also initiated three business pitch contests in Detroit, Dallas and San Francisco. These contests offer us an opportunity to advance the aspirations of entrepreneurs in our local markets, which benefits everyone.
Another core value at Comerica is “Diversity.”
We continued to receive recognition for our efforts from various organizations, including the Human Rights Campaign Foundation’s 2016 Corporate Equality Index, as well as several media outlets, including Black Enterprise magazine, DiversityInc and LATINO magazine, to name a few.
In 2015 Comerica furthered its progress in the area of sustainability, making what we believe is a significant impact. We continue to reduce our environmental footprint with our 2020 Environmental Sustainability Goals that will help us to further reduce waste, water use, paper consumption, and energy and emissions.
Comerica continues to report on its progress using the Global Reporting Initiative framework, and in 2015 we published our first GRI-G4 report, which provides a comprehensive look at 27 economic, environmental, social and governance “impact topics” developed with a broad group of internal and external stakeholders.
(Slide 21)
I believe that we have a framework for delivering enhanced shareholder value and are moving with urgency to execute against this strategic priority.
Our focus is, and has always been, on our shareholders and delivering performance to maximize value and meet your expectations.
We are committed as a Board and management team to examining all available and realistic ways to maximize shareholder value, and expect to deliver on our commitment.
And finally, I would also like to thank our customers and loyal employees for their continued support and dedication of Comerica. Our employees are the true trusted advisors to our clients and are the key to everything we do at Comerica.
(Slide 22)
Thank you for your time. Now, I would be happy to answer your questions.